[LETTERHEAD OF IKON APPEARS HERE]


     News Release
     ---------------------------------------------------------------------------



     Contacts:

     Susan G. Gaffney                                 Suzanne C. Shenk
     Investor Relations                               Investor Relations
     610-408-7292                                     610-408-7290
     sgaffney@ikon.com                                sshenk@ikon.com


                        IKON OFFICE SOLUTIONS ANNOUNCES

                            SECOND QUARTER RESULTS


     VALLEY FORGE, PENNSYLVANIA  APRIL 22, 1998  IKON Office Solutions (NYSE:
IKN) today announced that earnings per share in the second quarter ended March 31, 1998 were $0.35, excluding costs of the Company's ongoing transformation process.

     For the 1998 second quarter, revenues increased 13 percent to $1.4 billion. The internal rate of revenue growth for the period was five percent. Internal growth was impacted by the transformation and the combination of increased competitive pressures and the product rationalization strategy.

     Income from operations in the second quarter was $104.6 million, excluding transformation costs, compared with $102.9 million for the same period last year. Including approximately $20 million in transformation costs, net income for the 1998 second quarter was $39.3 million and earnings per share were $0.25, while net income including transformation costs for the second quarter last year was $14.6 million or $0.07 per share.

     "IKON continues to expand its solid foundation both in terms of geographic presence and the range of products and services it offers to customers," said John E. Stuart, IKON's chairman and chief executive officer. "We continue to grow, both internally and through acquisition, and

                                    -more-
are investing in outsourcing and technology services, which are the future growth vehicles for IKON.

     "Revenues are ahead of the same period in 1997, however, our results for the second quarter of 1998 fell short of expectations. The shortfall is isolated to our business services unit and is the result of three major factors
1) issues related to our ongoing transformation process; 2) competitive pricing pressures which have reduced margins on the equipment side of the business; and
3) product rationalization -- focusing on the products that provide the best solutions for our customers.

     The transformation issues include continued disruption as we assimilate acquired business entities into a cohesive business unit in a marketplace and the inconsistent achievement of sales targets. As IKON continues to enhance its organizational structure, the span of control is increasing for many managers, some of whom are much more adept at running larger businesses than others. "In hindsight, we underestimated the time it would take to fully stabilize after merging multiple dealers within a marketplace. The current field management team is focused on meeting our objectives and continues to implement better forecasting and control systems to ensure improved linkage among growth targets, margin opportunity, and resource requirements.

     "Equipment pricing has come under pressure from competitors and from our vendors alike. Price decreases, coupled with increased sales expense resulting from our recent investment in additional salespeople, had a negative impact on our equipment contribution in the second quarter.

     "In addition, we began a rationalization strategy in a number of districts during the second quarter and are expanding the initiative throughout business services. The purpose is to focus on the product and vendor offerings that best address our customers' needs. As a result, we are eliminating tertiary offerings. Our vendor selection will focus on leading providers to ensure that customers' current and future digital connectivity and color requirements are met. We believe the long-term benefits of this strategy outweigh any adverse short-term considerations.

                                    -more-

OUTSOURCING AND TECHNOLOGY SERVICES CONTINUE RAPID GROWTH

     IKON's outsourcing and technology services businesses continued to generate double-digit, internal revenue growth in the second quarter. In outsourcing, IKON offers the largest network of digital print-on-demand centers, as well as the largest litigation document network in the country.

     In technology services, the Company continues to build a strong presence in the education and training, systems integration, network maintenance and application development arenas that form the cornerstone of this business.

ACQUISITIONS INCREASE REVENUE BASE, EXPAND PRESENCE

     In support of its total solutions strategy, IKON acquired 10 companies during the second quarter of fiscal 1998. The acquisitions represent approximately $45 million in trailing revenues, which include four technology services companies, two outsourcing and imaging companies, and four office equipment companies. The focus of IKON's acquisition activities continues to be increasing its worldwide presence and expanding capability in technology services and outsourcing.

GROWTH ESTIMATES FOR 1998 FISCAL YEAR

     "Business services maintained market share for the quarter but did not meet our expectations. It is the foundation of our total solutions strategy, acting as a cash engine to fund acquisitions, providing an annuity stream of earnings from aftermarket, and serving as the point of entry for customers who may ultimately require our outsourcing and technology services' offerings.

     "Significant growth opportunities exist for business services in color and the high-end. In addition there is the prospect of a large scale refresh of equipment from analog to digital for many of our customers. We expect outsourcing and technology services to continue to generate double-digit growth.

                                     -more-

     "Given the short-term transformation issues and the pricing factors impacting the equipment side of the business, our previous EPS growth estimate for fiscal 1998 is too ambitious. We expect to improve on 1997's performance in every major indicator. For the remaining six months of fiscal 1998, we expect EPS of $0.72 to $0.76 before transformation expense and an internal revenue growth rate of five to seven percent. For the remainder of the fiscal year, we will incur $25-40 million of expense to substantially complete our primary transformation initiatives," Stuart concluded.

     IKON Office Solutions (www.ikon.com) is one of the world's leading office technology companies providing customers with total office solutions from copier and printing systems, computer networking and digital document services to copy center management, hardware and software product interfaces and electronic file conversion. With fiscal 1997 revenues of more than $5 billion, IKON Office Solutions has more than 1,100 locations in the U.S., Canada, Mexico, the United Kingdom, France, Germany and Denmark.

     This news release includes information that may constitute forward-looking statements made pursuant to the safe harbor provisions of the federal securities laws. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information is subject to risk and uncertainties such as those relating to managing an aggressive program to acquire and integrate new companies; conducting activities in a competitive environment; delays, difficulties, management transitions and employment issues associated with its transformation; and general economic conditions.
 Therefore, actual results may differ materially from the forward-looking statements.

                                      ###

IKON Office Solutions, Inc.
---------------------------

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                Three Months Ended March 31
                                                           -----------------------------------
                                                              1998         1997       % Change
                                                           ----------   ----------   ---------
REVENUES
Net sales                                                $   793,965  $   722,197        9.9 %
Service and rentals                                          570,066      502,648       13.4
Finance income                                                74,580       53,015       40.7
----------------------------------------------------------------------------------
                                                           1,438,611    1,277,860       12.6
----------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                           513,780      461,696       11.3
Service and rental costs                                     286,365      248,157       15.4
Finance interest expense                                      33,522       23,370       43.4
Selling and administrative                                   500,306      441,733       13.3
Transformation costs                                          20,192       61,190
----------------------------------------------------------------------------------
                                                           1,354,165    1,236,146        9.5
----------------------------------------------------------------------------------

Operating income                                              84,446       41,714      102.4
Interest expense                                              16,243       11,605       40.0
----------------------------------------------------------------------------------
Income before taxes                                           68,203       30,109      126.5
Taxes on income                                               28,917       15,494       86.6
----------------------------------------------------------------------------------
Net income                                                    39,286       14,615      168.8
----------------------------------------------------------------------------------

Less preferred dividends                                       4,885        4,885
----------------------------------------------------------------------------------
Available to common shareholders                         $    34,401  $     9,730
                                                           ==========   ==========


EARNINGS PER COMMON SHARE                                      $0.25        $0.07
                                                           ==========   ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                          134,974      134,797        0.1 %
                                                           ==========   ==========


EARNINGS PER COMMON SHARE, ASSUMING DILUTION                   $0.25        $0.07
                                                           ==========   ==========

WEIGHTED AVERAGE SHARES OUTSTANDING, ASSUMING DILUTION       136,302      136,545       (0.2)%
                                                           ==========   ==========


Continuing Operations Analysis:
      Gross profit %, net sales                                 35.3%        36.1%
      Gross profit %, service and rentals                       49.8%        50.6%
      Gross profit %, finance subsidiaries                      55.1%        55.9%
      Total gross profit %                                      42.1%        42.7%
      SG&A as a % of revenue                                    34.8%        34.6%
      Operating income % of revenue                              5.9%         3.3%
      Oper inc % of rev, excl trans costs                        7.3%         8.1%

IKON OFFICE SOLUTIONS, INC.

FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                SIX MONTHS ENDED MARCH 31
                                                            -----------------------------------
                                                               1998         1997       % CHANGE
                                                            ----------   ----------   ---------
REVENUES
Net sales                                                 $ 1,522,070  $ 1,351,624       12.6 %
Service and rentals                                         1,145,888      965,909       18.6
Finance income                                                144,910      100,761       43.8
-----------------------------------------------------------------------------------
                                                            2,812,868    2,418,294       16.3
-----------------------------------------------------------------------------------

COSTS AND EXPENSES
Cost of goods sold                                            981,980      863,742       13.7
Service and rental costs                                      571,648      467,203       22.4
Finance interest expense                                       64,268       43,381       48.1
Selling and administrative                                    988,397      845,309       16.9
Transformation costs                                           39,711                 75,533
-----------------------------------------------------------------------------------
                                                            2,646,004    2,295,168       15.3
-----------------------------------------------------------------------------------

Operating income                                              166,864      123,126       35.5
Interest expense                                               33,272       19,806
Income from continuing operations before taxes
     and extraordinary loss                                   133,592      103,320       29.3
Taxes on income                                                57,322       44,046       30.1
-----------------------------------------------------------------------------------
Income from continuing operations before
      extraordinary loss                                       76,270       59,274       28.7
Discontinued operations                                                     20,151
Income before extraordinary loss                               76,270       79,425
Extraordinary loss from early extinguishment
      of debt, net of tax benefit                                          (12,156)
-----------------------------------------------------------------------------------
Net income                                                     76,270       67,269
-----------------------------------------------------------------------------------

Less preferred dividends                                        9,770        9,770
-----------------------------------------------------------------------------------
Available to common shareholders                          $    66,500  $    57,499
                                                            ==========   ==========

EARNINGS PER COMMON SHARE
Continuing operations                                           $0.49        $0.37       32.4 %
Discontinued operations                                                      $0.15
Extraordinary loss                                                          ($0.09)
-----------------------------------------------------------------------------------
                                                                $0.49        $0.43
                                                            ==========   ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                           134,344      133,723        0.5 %
                                                            ==========   ==========

EARNINGS PER COMMON SHARE, ASSUMING DILUTION
Continuing operations                                           $0.49        $0.37       32.4 %
Discontinued operations                                                      $0.15
Extraordinary loss                                                          ($0.09)
-----------------------------------------------------------------------------------
                                                                $0.49        $0.43
                                                            ==========   ==========


WEIGHTED AVERAGE SHARES OUTSTANDING, ASSUMING DILUTION        135,649      135,486        0.1 %
                                                            ==========   ==========

Continuing Operations Analysis:
      Gross profit %, net sales                                  35.5%        36.1%
      Gross profit %, service and rentals                        50.1%        51.6%
      Gross profit %, finance subsidiaries                       55.6%        56.9%
      Total gross profit %                                       42.5%        43.2%
      SG&A as a % of revenue                                     35.1%        35.0%
      Operating income % of revenue                               5.9%         5.1%
      Oper inc % of rev, excl trans costs                         7.4%         8.2%

April 22, 1998



Attached are supplemental summaries of IKON Office Solutions for the second quarter of 1998, excluding the effect of transformation costs on operating income.

The information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.

This schedule presents the financial results of IKON Office Solutions, Inc. excluding the transformation costs amounting to ($.10) per share in the second quarter of fiscal 1998 and ($.30) in the second quarter of fiscal 1997. (Diluted EPS calculation)


IKON Office Solutions, Inc.
---------------------------

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                               Three Months Ended March 31
                                                            -----------------------------------
                                                               1998         1997       % Change
                                                            ----------   ----------   ---------
REVENUES
Net sales                                                   $ 793,965    $ 722,197        9.9 %
Service and rentals                                           570,066      502,648       13.4
Finance income                                                 74,580       53,015       40.7
-----------------------------------------------------------------------------------
                                                            1,438,611    1,277,860       12.6
-----------------------------------------------------------------------------------

COSTS AND EXPENSES
Cost of goods sold                                            513,780      461,696       11.3
Service and rental costs                                      286,365      248,157       15.4
Finance interest expense                                       33,522       23,370       43.4
Selling and administrative                                    500,306      441,733       13.3
-----------------------------------------------------------------------------------
                                                            1,333,973    1,174,956       13.5
-----------------------------------------------------------------------------------

Operating income                                              104,638      102,904        1.7
Interest expense                                               16,243       11,605       40.0
-----------------------------------------------------------------------------------
Income before taxes                                            88,395       91,299       (3.2)
Taxes on income                                                35,984       36,337       (1.0)
-----------------------------------------------------------------------------------
Net income                                                     52,411       54,962       (4.6)
-----------------------------------------------------------------------------------

Less preferred dividends                                        4,885        4,885
-----------------------------------------------------------------------------------
Available to common shareholders                            $  47,526    $  50,077
                                                            ==========   ==========


Earnings Per Common Share                                       $0.35        $0.37       (5.4)%
                                                            ==========   ==========

Weighted Average Shares Outstanding                           134,974      134,797        0.1 %
                                                            ==========   ==========


Earnings Per Common Share, assuming dilution                    $0.35        $0.37       (5.4)%
                                                            ==========   ==========

Weighted Average Shares Outstanding, assuming dilution        136,302      136,545       (0.2)%
                                                            ==========   ==========


Continuing Operations Analysis:
      Gross profit %, net sales                                  35.3%        36.1%
      Gross profit %, service and rentals                        49.8%        50.6%
      Gross profit %, finance subsidiaries                       55.1%        55.9%
      Total gross profit %                                       42.1%        42.7%
      SG&A as a % of revenue                                     34.8%        34.6%
      Operating income % of revenue                               7.3%         8.1%

This schedule presents the financial results of IKON Office Solutions, Inc. excluding the transformation costs amounting to ($.19) per share in the first six months of fiscal 1998 and ($.36) in the first six months of fiscal 1997. (Diluted EPS calculation)


IKON Office Solutions, Inc.
--------------------------

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                     Six Months Ended March 31
                                               -------------------------------------
                                                  1998          1997       % Change
                                               ------------   ----------   ---------
Revenues
Net sales                                      $ 1,522,070  $ 1,351,624      12.6 %
Service and rentals                              1,145,888      965,909      18.6
Finance income                                     144,910      100,761      43.8
------------------------------------------------------------------------
                                                 2,812,868    2,418,294      16.3
------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                 981,980      863,742      13.7
Service and rental costs                           571,648      467,203      22.4
Finance interest expense                            64,268       43,381      48.1
Selling and administrative                         988,397      845,309      16.9
------------------------------------------------------------------------
                                                 2,606,293    2,219,635      17.4
------------------------------------------------------------------------

Operating income                                   206,575      198,659       4.0
Interest expense                                    33,272       19,806
------------------------------------------------------------------------
Income from continuing operations before taxes
     and extraordinary loss                        173,303      178,853      (3.1)
Taxes on income                                     71,221       70,483       1.0
------------------------------------------------------------------------
Income from continuing operations before
      extraordinary loss                           102,082      108,370      (5.8)
Discontinued operations                                          20,151
------------------------------------------------------------------------
Income before extraordinary loss                   102,082      128,521
Extraordinary loss from early extinguishment
      of debt, net of tax benefit                               (12,156)
------------------------------------------------------------------------
Net income                                         102,082      116,365
------------------------------------------------------------------------
Less preferred dividends                             9,770        9,770
------------------------------------------------------------------------
Available to common shareholders               $    92,312  $   106,595
                                                 ==========   ==========

Earnings Per Common Share
Continuing operations                                $0.69        $0.74      (6.8)%
Discontinued operations                                           $0.15
Extraordinary loss                                               ($0.09)
------------------------------------------------------------------------
                                                     $0.69        $0.80
                                                 ==========   ==========

Weighted Average Shares Outstanding                134,344      133,723       0.5 %
                                                 ==========   ==========

Earnings Per Common Share, assuming dilution
Continuing operations                                $0.68        $0.73      (6.8)%
Discontinued operations                                           $0.15
Extraordinary loss                                               ($0.09)
------------------------------------------------------------------------
                                                     $0.68        $0.79
                                                 ==========   ==========


Weighted Average Shares Outstanding, assuming      135,649      135,486       0.1 %
 dilution                                        ==========   ==========


Continuing Operations Analysis:
   Gross profit %, net sales                          35.5%        36.1%
   Gross profit %, service and rentals                50.1%        51.6%
   Gross profit %, finance subsidiaries               55.6%        56.9%
   Total gross profit %                               42.5%        43.2%
   SG&A as a % of revenue                             35.1%        35.0%
   Operating income % of revenue                       7.4%         8.2%